UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2017

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Financial Center 666 Walnut St. Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Federal Home Loan Bank of Des Moines (the “Bank”) under Item 5.02 on May 23, 2017 (the “Original Filing” and, together with this amendment, the “Form 8-K”) regarding the appointment of Dusan Stojanovic as the Bank’s Executive Vice President and Chief Operating Officer (“COO”), and Sunil U. Mohandas as the Bank’s Executive Vice President and Chief Risk Officer (“CRO”). Since the date of the Original Filing, Mr. Mohandas’ title as CRO was renamed to Chief Risk and Compliance Officer (“CRCO”). This Amendment No. 1 is being filed to include disclosure of the terms of the Bank’s employment agreements with Messrs. Stojanovic and Mohandas (each, an “Executive” or together, the “Executives”).

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

The Bank has entered into an employment agreement with Mr. Mohandas and an amended employment agreement with Mr. Stojanovic, both effective as of January 1, 2018, in order to establish their duties and compensation and to provide for their employment as CRCO and COO, respectively.

The employment agreements of Messrs. Mohandas and Stojanovic provide that the Bank will initially pay an annualized base salary of $365,000 and $400,000, respectively, subject to adjustment as described in the employment agreements. The incentive targets for the Executives will generally not be set lower than 60% of base salary.

The other terms of the employment agreements provide that:

•
the Bank or Executive may terminate employment for any reason (other than Good Reason (as defined in the employment agreement) or Cause (as defined in the employment agreement)) following 60 days written notice to the other party;

•	the Bank may terminate for Cause immediately following written notice to Executive; and

•	Executive may terminate for Good Reason following written notice to the Bank,

in each case, in accordance with the procedures set forth in the employment agreement.

Termination for Cause or Without Good Reason

If Executive’s employment is terminated by the Bank for Cause or by Executive without Good Reason, the employment agreement entitles Executive to the following:

•	base salary accrued through the date of termination;

•	accrued but unpaid award(s), if any, under any incentive plan in an amount equal to that which Executive would have received in the year of termination; and

•	all other vested benefits subject to the terms of the applicable benefits plans.

Termination Without Cause, for Good Reason, or Following a Change of Control

If Executive’s employment is terminated by the Bank without Cause or by Executive for Good Reason, in addition to the payouts previously mentioned under “Termination for Cause or Without Good Reason,” the employment agreement entitles Executive to additional amounts, including the following:

•
one times the annual base salary, or, in the case that the termination occurs within 24 months following a Change of Control (as defined in Executive’s employment agreement), two times the annual base salary;

•
one times the targeted non-deferred incentive plan award in effect for the calendar year in which the date of termination occurs, or, in the case that the termination occurs within 24 months following a Change of Control, two times the targeted non-deferred incentive plan award in effect for the calendar year in which the date of termination occurs; and

•	the incentive plan award for the calendar year in which the date of termination occurs, prorated for the portion of the calendar year in which Executive was employed.

Termination for Death, Disability, or Retirement

If Executive’s employment is terminated due to death, disability, or qualifying retirement, in addition to the payouts described in the section entitled “Termination for Cause or Without Good Reason,” Executive would also be entitled to payments for certain accrued or prorated benefits described in the employment agreement, as well as continuing amounts available on such a termination under certain Bank benefit plans.

The foregoing description of Executives' employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements, which are incorporated herein by reference as Exhibit 10.1 and 10.2.

Item 9.01 - Financial Statements And Exhibits.

(c)     Exhibits

10.1     Employment Agreement between the Bank and Sunil Mohandas, Effective January 1, 2018
10.2    Employment Agreement between the Bank and Dusan Stojanovic, Effective January 1, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

January 19, 2018	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement between the Bank and Sunil Mohandas, Effective January 1, 2018
10.2	Employment Agreement between the Bank and Dusan Stojanovic, Effective January 1, 2018